Exhibit 99.1

Perry Ellis International Announces $20 Million Increase to Its Stock Repurchase Program

Perry Ellis International, Inc. (NASDAQ:PERY) announced that its Board of Directors has approved a $20 million increase to the Company’s stock repurchase program. This program now authorizes the Company to repurchase up to $40 million of its common stock over a twelve months period for cash in accordance with SEC requirements. Total purchases under the program, since inception, have amounted to $17.4 million through the third quarter of fiscal 2012, leaving availability of $22.6 million remaining under the program.

Oscar Feldenkreis, vice chairman and chief operating officer of PEI, stated: “We believe this decision to expand our existing stock repurchase program underscores the Board of Directors’ confidence in Perry Ellis International’s diversified growth strategies. This announcement also demonstrates our commitment to enhancing long-term stockholder value and our ongoing ability to generate consistent returns by maximizing the value of our diversified brand model.”

The timing and the amount of any repurchases will be determined by the Company’s management, based on its evaluation of market conditions and other factors. The stock repurchase program will be funded using the Company’s cash balances and available credit facility. Although the Board of Directors allocated a maximum of up to $40 million to carry out the program, the company is not obligated to purchase any specific number of outstanding shares, and will reevaluate the program on an ongoing basis.

About Perry Ellis International

Perry Ellis International, Inc. is a leading designer, distributor and licensor of a broad line of high quality men’s and women’s apparel, accessories and fragrances, as well as select children’s apparel. The Company’s collection of dress and casual shirts, golf sportswear, sweaters, dress pants, casual pants and shorts, jeans wear, active wear, dresses and men’s and women’s swimwear is available through all major levels of retail distribution. The Company, through its wholly owned subsidiaries, owns a portfolio of nationally and internationally recognized brands, including: Perry Ellis®, Jantzen®, Laundry by Shelli Segal® , C&C California® , Rafaella® , Cubavera® , Centro® , Solero® , Munsingwear® , Savane® , Original Penguin® by Munsingwear® , Grand Slam® , Natural Issue® , Pro Player® , the Havanera Co. ® , Axis® , Tricots St. Raphael® , Gotcha® , Girl Star® , MCD® , John Henry® , Mondo di Marco® , Redsand® , Manhattan® , Axist® , Farah® , Anchor Blue® and Miller’s Outpost® . The Company enhances its roster of brands by licensing trademarks from third parties, including: Pierre Cardin® for men’s sportswear, Nike® and Jag® for swimwear, and Callaway® , TOP-FLITE® , PGA TOUR® and Champions Tour® for golf apparel. Additional information on the Company is available at http://www.pery.com.

Safe Harbor Statement

We caution readers that the forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “could,”

“estimate,” “expect,” “guidance,” “indicate,” “intend,” “may,” “might,” “plan,” “possibly,” “potential,” “predict,” “probably,” “proforma,” “project,” “seek,” “should,” “target,” or “will” and similar words or phrases or comparable terminology. We have based such forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control. These factors include: general economic conditions, a significant decrease in business from or loss of any of our major customers or programs, anticipated and unanticipated trends and conditions in our industry, including the impact of recent or future retail and wholesale consolidation, recent and future economic conditions, including turmoil in the financial and credit markets, the effectiveness of our planned advertising, marketing and promotional campaigns, our ability to contain costs, disruptions in the supply chain, our future capital needs and our ability to obtain financing, our ability to protect our trademarks, our ability to integrate acquired businesses, trademarks, trade names and licenses, our ability to predict consumer preferences and changes in fashion trends and consumer acceptance of both new designs and newly introduced products, the termination or non-renewal of any material license agreements to which we are a party, changes in the costs of raw materials, labor and advertising, our ability to carry out growth strategies including expansion in international and direct to consumer retail markets, the level of consumer spending for apparel and other merchandise, our ability to compete, exposure to foreign currency risk and interest rate risk, possible disruption in commercial activities due to terrorist activity and armed conflict, and other factors set forth in Perry Ellis International’s filings with the Securities and Exchange Commission. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those risks and uncertainties detailed in Perry Ellis’ filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which are valid only as of the date they were made. We undertake no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise.

Source: Perry Ellis International

Contact:

Perry Ellis International, Inc.

Miguel Garcia 305-873-1830